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                                         SCHEDULE XI

                      VULCAN MATERIALS COMPANY AND SUBSIDIARY COMPANIES

                          SUPPLEMENTARY INCOME STATEMENT INFORMATION

                     For the Years Ended December 31, 1993, 1992 and 1991
                                     Amounts in Thousands

                                                            Charged to Costs and Expenses
                                                          1993           1992           1991
    Repairs and maintenance........................   $120,018       $115,715       $111,407
    Depreciation, depletion and amortization.......    102,780        103,344        109,724
    Taxes other than income:
      Payroll......................................     19,536         17,952         17,125
      Property, franchise, etc.....................     17,967         17,924         17,325
    Royalties......................................     15,811         14,332         14,175
    Advertising....................................        460            512            537
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